Exhibit 99.1

Annual Report

December 31, 2012

2012 Annual Report

Independent Auditor’s Report

Board of Directors

Security Savings Bank, SSB

Southport, North Carolina

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Security Savings Bank, SSB and its Subsidiary which comprise the consolidated statements of financial condition as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive loss, changes in equity and cash flows for the years then ended and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Elliott Davis LLC | Elliott Davis PLLC | www.elliottdavis.com

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Security Savings Bank, SSB and its Subsidiary as of December 31, 2012 and 2011, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Bank will continue as a going concern. As discussed in Note 16 to the consolidated financial statements, the Bank has sustained recurring losses from operations primarily relating to loan losses and continues to have high levels of non-performing and impaired assets. As a result, regulatory capital ratios have fallen below the well-capitalized level. These items raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 16. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/Elliott Davis, PLLC

Charlotte, North Carolina

May 17, 2013

2

Security Savings Bank, SSB and Subsidiary
Consolidated Statements of Financial Condition
December 31, 2012 and 2011

	2012	2011
Assets
Cash and due from banks	$671,344	$1,310,140
Interest-earning deposits with banks	35,117,334	59,795,612
Cash and cash equivalents	35,788,678	61,105,752

Restricted cash	10,281,700	1,581,025
Investment securities held to maturity (fair value of $8,052,665 in 2012 and $12,296,380 in 2011)	7,999,388	12,179,048
Loans receivable, net of allowance for loan losses of $6,883,198 in 2012 and $9,162,444 in 2011	158,530,063	197,841,268
Accrued interest receivable	762,332	978,077
Premises and equipment	11,597,851	12,743,568
Other real estate owned	10,301,128	17,195,398
Real estate held for sale	1,767,648	1,144,691
Stock in the Federal Home Loan Bank of Atlanta, at cost	2,489,700	3,052,300
Bank-owned life insurance	1,481,729	1,379,069
Other assets	180,339	273,711
Total assets	$241,180,556	$309,473,907

Liabilities and Equity
Deposits:
Noninterest-bearing deposits	$13,826,727	$15,103,949
Interest-bearing deposits	175,311,293	234,885,020
Total deposits	189,138,020	249,988,969

Advances from the Federal Home Loan Bank	45,000,000	45,000,000
Accrued interest payable	245,570	250,510
Advance payments by borrowers for property taxes and insurance	83,961	98,732
Accrued expenses and other liabilities	564,964	541,073
Total liabilities	235,032,515	295,879,284

Commitments and contingencies (Note 12)

Retained earnings, substantially restricted	6,148,041	13,594,623
Total equity	6,148,041	13,594,623
Total liabilities and equity	$241,180,556	$309,473,907

See Notes to Consolidated Financial Statements

3

Security Savings Bank, SSB and Subsidiary
Consolidated Statements of Operations
For the years ended December 31, 2012 and 2011

	2012	2011
Interest and dividend income
Loans	$10,100,779	$13,120,562
Investment securities	224,534	156,579
Federal funds sold, deposits with banks	132,666	149,577
Dividend income	47,349	31,167
Total interest and dividend income	10,505,328	13,457,885

Interest expense
Deposit accounts	1,813,210	2,885,753
Advances from the Federal Home Loan Bank	1,944,192	1,957,586
Total interest expense	3,757,402	4,843,339
Net interest income	6,747,926	8,614,546

Provision for loan losses	1,112,519	1,319,594
Net interest income after provision for loan losses	5,635,407	7,294,952

Non-interest income
Service charges on deposit accounts	582,939	654,685
Service charges and other fees	19,133	22,106
Fees from presold mortgages	36,880	55,601
Income from Bank owned life insurance	56,417	146,347
Loss on sale of investment securities available for sale	-	(24,489)
Loss on disposition of premises and equipment	(191)	(8,467)
Income from dissolution of deferred compensation plans	-	2,382,174
Other	29,809	227,920
Total non-interest income	724,987	3,455,877

Non-interest expenses
Salaries and employee benefits	4,092,424	4,630,356
Occupancy	1,351,191	1,460,991
Data processing and outside service fees	1,063,493	1,284,156
Federal deposit insurance premiums	887,749	977,249
Supplies, telephone and postage	193,618	237,388
Other real estate owned, net	5,443,543	2,921,619
NOW check expense	202,293	218,337
Other general and administrative	576,724	345,092
Total non-interest expenses	13,811,035	12,075,188
Loss before income taxes	(7,450,641)	(1,324,359)

Income tax (benefit) expense	(4,059)	191,829
Net loss	$(7,446,582)	$(1,516,188)

See Notes to Consolidated Financial Statements

4

Security Savings Bank, SSB and Subsidiary
Consolidated Statements of Comprehensive Loss
For the years ended December 31, 2012 and 2011

	2012	2011

Net loss	$(7,446,582)	$(1,516,188)
Other comprehensive loss
Adjustments related to investment securities available for sale:
Unrealized holding gains arising during the period	-	1,256
Tax effect	-	(427)
Reclassification adjustment for realized losses included in net income	-	24,489
Tax effect	-	(8,326)
Other comprehensive income, net of tax	-	16,992
Comprehensive loss	$(7,446,582)	$(1,499,196)

See Notes to Consolidated Financial Statements

5

Security Savings Bank, SSB and Subsidiary
Consolidated Statements of Changes In Equity
For the years ended December 31, 2012 and 2011

		Accumulated
		Other
	Retained	Comprehensive	Total
	Earnings	Loss	Equity

Balance, December 31, 2010	$15,110,811	$(16,992)	$15,093,819

Net loss	(1,516,188)	-	(1,516,188)
Other comprehensive income	-	16,992	16,992
Balance, December 31, 2011	13,594,623	-	13,594,623

Net loss	(7,446,582)	-	(7,446,582)
Balance, December 31, 2012	$6,148,041	$-	$6,148,041

See Notes to Consolidated Financial Statements

6

Security Savings Bank, SSB and Subsidiary

Consolidated Statements of Cash Flows

For the years ended December 31, 2012 and 2011

	2012	2011
Cash flows from operating activities
Net loss	$(7,446,582)	$(1,516,188)
Adjustments to reconcile net loss to net cash (used) provided by operating activities:
Depreciation of premises and equipment	578,995	657,574
Amortization of investment securities, net	11,998	17,334
Loss on disposition of premises and equipment	191	8,467
Loss (gain) on sale of other real estate owned	190,911	(171,845)
Loss on sale of available for sale investment securities	-	24,489
Write down on other real estate owned	4,386,646	2,528,821
Provision for loan losses	1,112,519	1,319,594
Recovery of off-balance sheet commitments	-	(123,000)
Income from Bank owned life insurance	(102,660)	(146,347)
Income from dissolution of deferred compensation plans	-	(2,382,174)
(Decrease) increase in advance payments by borrowers for property taxes and insurance	(14,771)	3,820
Changes in assets and liabilities:
Accrued interest receivable	215,745	113,198
Other assets	93,181	1,091,219
Accrued interest payable	(4,940)	(13,569)
Accrued expenses and other liabilities	23,891	(385,158)
Net cash (used) provided by operating activities	(954,876)	1,026,235
Cash flows from investing activities
(Increase) decrease in restricted cash	(8,700,675)	181,675
Purchases of held to maturity investment securities	(8,000,000)	(11,997,500)
Proceeds from maturities/calls/principal repayments of held to maturity investment securities	12,167,662	6,767,149
Proceeds from sale of available for sale investment securities	-	19,111
Decrease in loans, net	34,225,818	35,014,018
Purchases of premises and equipment	(67,871)	(93,767)
Proceeds from sale of other real estate owned	6,289,581	3,314,658
Disposals of premises and equipment	11,636	-
Capital expenditures for other real estate owned	-	(6,325)
Proceeds from surrender of Bank owned life insurance	-	7,940,900
Redemption of Federal Home Loan Bank stock	562,600	1,111,900
Net cash provided by investing activities	36,488,751	42,251,819
Cash flows from financing activities
Net decrease in deposit accounts	(60,850,949)	(33,556,976)
Repayment of advances from Federal Home Loan Bank, net	-	(5,000,000)
Net cash used by financing activities	(60,850,949)	(38,556,976)
Net increase (decrease) in cash and cash equivalents	(25,317,074)	4,721,078
Cash and cash equivalents, beginning of year	61,105,752	56,384,674
Cash and cash equivalents, ending of year	$35,788,678	$61,105,752

Supplemental disclosure of cash flow information
Cash paid during year for:
Interest	$3,762,342	$4,856,908
Income taxes	$-	$124,211

Supplemental schedule of noncash investing and financing activities
Loans receivable transferred to other real estate owned	$3,972,868	$10,953,375
Premises transferred to real estate held for sale	$622,947	$1,144,691
Other real estate owned transferred to premises	$-	$769,222

See Notes to Consolidated Financial Statements

7

Security Savings Bank, SSB and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

Note 1.	Basis of Presentation and Summary of Significant Accounting Policies

Organization:

The consolidated financial statements include the accounts of Security Savings Bank, SSB (the “Bank”) and its wholly-owned subsidiary, Security Financial Services Corporation. The Bank’s principal business activity is providing consumer, mortgage and commercial loan and deposit banking services to individuals and business customers. The Bank primarily serves customers in the counties of Brunswick, Randolph and Columbus, North Carolina and is headquartered in Southport, North Carolina. As a savings bank, the Bank is subject to regulation by the State of North Carolina Banking Commission and the Federal Deposit Insurance Corporation.

Critical Accounting Policies:

Management believes the policies with respect to the methodology for the determination of the allowance for loan losses, and asset impairment judgments involve a higher degree of complexity and require management to make difficult and subjective judgments which often require estimates about highly uncertain matters. Changes in these judgments, assumptions or estimates could cause reported results to differ materially. These critical policies and their application are periodically reviewed with the Audit Committee and our Board of Directors.

Business Segments:

The Bank reports its activities as a single business segment. In determining the appropriateness of segment definition, the Bank considers the materiality of a potential segment and components of the business about which financial information is available and regularly evaluated relative to resource allocation and performance assessment.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans and valuation of other real estate owned.

While management uses available information to recognize loan and foreclosed real estate losses, future additions to the allowances may be necessary based on changes in local economic conditions.  In addition, regulatory agencies, as a part of their routine examination process, periodically review the Bank’s allowances for loan and foreclosed real estate losses. Such agencies may require the Bank to recognize additions to the allowances based on their judgments about information available to them at the time of their examinations.  Because of these factors, it is reasonably possible that the allowances for loan and foreclosed real estate losses may change materially in the near term.

Substantially all of the Bank’s loan portfolio consists of loans in its market area. Accordingly, the ultimate collectability of a substantial portion of the Bank’s loan portfolio and the recovery of a substantial portion of the carrying amount of foreclosed real estate are susceptible to changes in local market conditions. The regional economy is diverse, but influenced by the manufacturing and retirement segments and to an extent by the tourism and agricultural segments.

Cash Equivalents:

For the purpose of presentation in the consolidated statements of cash flows, cash and cash equivalents include cash and due from banks and interest-earning deposits with banks.

Securities Held to Maturity:

Investment securities for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the straight-line method over the period to the most likely call date.

8

Security Savings Bank, SSB and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

Note 1.	Basis of Presentation and Summary of Significant Accounting Policies, continued

Loans Receivable:

Loans that management has the intent and ability to hold for the foreseeable future or until maturity are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans. Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan. The accrual of interest on impaired loans is discontinued when, in management’s opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized on the cash-basis or cost-recovery method, as appropriate.

Allowance for Loan Losses:

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of specific, general and unallocated components. The specific component relates to loans that are classified as impaired. For such loans an allowance is established when the collateral value or observable market price of the impaired loan is lower than the carrying value of that loan. The general component covers non-impaired loans and is based on the historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status and other circumstances impacting the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Troubled Debt Restructurings (“TDRs”):

The Company designates loan modifications as TDRs when, for economic or legal reasons related to the borrower’s financial difficulties, it grants a concession to the borrower that it would not otherwise consider. Loans on nonaccrual status at the date of modification are initially classified as nonaccrual TDRs. Loans on accruing status at the date of modification are initially classified as accruing TDRs at the date of modification, if the note is reasonably assured of repayment and performance is in accordance with its modified terms. Such loans may be designated as nonaccrual loans subsequent to the modification date if reasonable doubt exists as to the collection of interest or principal under the restructuring agreement. Nonaccrual TDRs are returned to accrual status when there is economic substance to the restructuring, there is well documented credit evaluation of the borrower’s financial condition, the remaining balance is reasonably assured of repayment in accordance with its modified terms, and the borrower has demonstrated repayment performance in accordance with the modified terms for a reasonable period of time (generally a minimum of six months).

9

Security Savings Bank, SSB and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

Note 1.	Basis of Presentation and Summary of Significant Accounting Policies, continued

Other Real Estate Owned:

Real estate acquired in settlement of loans is carried at the lower of the recorded investment in the loan or fair value less estimated cost to sell. Any excess of the recorded investment over the fair value of the property received is charged to the allowance for loan losses. Any subsequent write-downs are recorded as a valuation allowance with a corresponding charge to operations.

Premises and Equipment:

Premises and equipment are carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the various classes of assets. Useful lives range from 10 to 40 years for buildings and improvements and 3 to 10 years for furniture, fixtures and equipment. Repairs and maintenance are charged to expense as incurred. Upon disposition, the asset and related accumulated depreciation are relieved and any gains or losses are reflected in current operations.

Real Estate Held for Sale:

Individual long-lived assets to be disposed of by sale are classified as assets held for sale if the following criteria are met: (1) the carrying amount will be recovered principally through a sale transaction rather than through continuing use; (2) the disposal group is available for immediate sale in its present condition subject only to terms that are usual and customary for such sales; and (3) the sale is highly probable.

Real estate properties held for sale are carried at the lower of their carrying amount or fair value less costs to sell and are presented separately on the face of the consolidated statements of financial condition.

Federal Home Loan Bank Stock:

As a requirement for membership, the Bank invests in stock of the Federal Home Loan Bank of Atlanta (“FHLB”). This investment is carried at cost. Due to the redemption provisions of the FHLB, the Bank estimates that fair value equals cost and that this investment is not impaired.

Transfers of Financial Assets:

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Income Taxes:

Provision for income taxes is based on amounts reported in the statements of operations (after exclusion of non-taxable income such as interest on state and municipal securities) and consists of taxes currently due plus deferred taxes on temporary differences in the recognition of income and expense for tax and financial statement purposes.  Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized. As of December 31, 2012 and 2011, the entire net deferred tax asset was off-set by a valuation allowance.

10

Security Savings Bank, SSB and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

Note 1.	Basis of Presentation and Summary of Significant Accounting Policies, continued

Income Taxes, continued:

A deferred income tax liability relating to unrealized appreciation (or the deferred tax asset in the case of unrealized depreciation) on investment securities available for sale is recorded in other liabilities (assets).  Such unrealized appreciation or depreciation is recorded as an adjustment to equity in the financial statements and not included in income determination until realized.  Accordingly, the resulting deferred income tax liability or asset is also recorded as an adjustment to equity.

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained.  The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any.  Tax positions taken are not offset or aggregated with other positions.  Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50% likely of being realized upon settlement with the applicable taxing authority.  The portion of the benefits associated with tax position taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the consolidated balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Management is not aware of any material uncertain tax positions and no liability has been recognized for the years presented. Interest and penalties associated with unrecognized tax benefits would be classified as additional interest expense or other expense, respectively, in the statement of operations.

Advertising Expense:

The Bank expenses advertising costs as they are incurred. Advertising expense for the years presented are not material.

Recent Accounting Pronouncements:

The following is a summary of recent authoritative pronouncements:

In April 2011 the FASB issued ASU 2011-02 to assist creditors with their determination of when a restructuring is a Troubled Debt Restructuring (“TDR”). The determination is based on whether the restructuring constitutes a concession and whether the debtor is experiencing financial difficulties, as both events must be present. The new guidance was effective for the Company beginning January 1, 2012 and did not have a material effect on the Company’s TDR determinations.

In April 2011, the criteria used to determine effective control of transferred assets in the Transfers and Servicing topic of the ASC was amended by ASU 2011-03. The requirement for the transferor to have the ability to repurchase or redeem the financial assets on substantially the agreed terms and the collateral maintenance implementation guidance related to that criterion were removed from the assessment of effective control. The other criteria to assess effective control were not changed. The amendments were effective for the Company beginning January 1, 2012 but did not have a material effect on the consolidated financial statements.

ASU 2011-04 was issued in May 2011 to amend the Fair Value Measurement topic of the ASC by clarifying the application of existing fair value measurement and disclosure requirements and by changing particular principles or requirements for measuring fair value or for disclosing information about fair value measurements. In February 2013 the FASB amended the Financial Instruments topic of the ASC to clarify that the requirement to disclose “the level of the fair value hierarchy within which the fair value measurements are categorized in their entirety (Level 1, 2, or 3)” does not apply to nonpublic entities for items that are not measured at fair value in the statement of financial position but for which fair value is disclosed.

11

Security Savings Bank, SSB and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

Note 1.	Basis of Presentation and Summary of Significant Accounting Policies, continued

Recent Accounting Pronouncements, continued:

The Comprehensive Income topic of the ASC was amended in June 2011. The amendment eliminated the option to present other comprehensive income as a part of the statement of changes in stockholders’ equity and required consecutive presentation of the statement of net income and other comprehensive income. The amendments were applicable to the Company January 1, 2012 and have been applied retrospectively. In December 2011, the topic was further amended to defer the effective date of presenting reclassification adjustments from other comprehensive income to net income on the face of the financial statements while the FASB redeliberated the presentation requirements for the reclassification adjustments. In February 2013, the FASB further amended the Comprehensive Income topic clarifying the conclusions from such redeliberations. Specifically, the amendments do not change the current requirements for reporting net income or other comprehensive income in financial statements. However, the amendments do require an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component. In addition, in certain circumstances an entity is required to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income. The amendments will be effective for the Company on a prospective basis for reporting periods beginning after December 15, 2013. Early adoption is permitted. The Company does not expect these amendments to have a material effect on its financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies are not expected to have a material impact on the Bank’s financial position, results of operations or cash flows.

Subsequent Events:

These financial statements have not been updated for subsequent events occurring after May 17, 2013 which is the date these financial statements were available to be issued. In preparing these financial statements, the Bank has evaluated events and transactions for potential recognition or disclosure. See Note 16 for a discussion of subsequent events.

Reclassifications:

Certain captions and amounts in the 2011 financial statements were reclassified to conform with the 2012 presentation.

Note 2.	Restrictions on Cash

To comply with banking regulations, the Bank is required to maintain certain average cash reserve balances. The daily average cash reserve requirements including the periods December 31, 2012 and 2011 were approximately $771,000 and $939,000, respectively. At December 31, 2012 and 2011, the Bank was in compliance with the reserve requirement.

At December 31, 2012 and 2011, the Bank had pledged $10,219,000 and $1,518,325, respectively, in an interest-bearing account as collateral on Federal Home Loan Advances. The Bank has also assigned a certificate of deposit amounting to $62,700 to the North Carolina Department of Environment and Natural Resources at December 31, 2012 and 2011. These accounts are shown as restricted cash on the consolidated statements of financial condition.

12

Security Savings Bank, SSB and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

Note 3.	Investment Securities

The following is a summary of the securities portfolio by major classification:

	December 31, 2012
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Securities held to maturity:
Government sponsored enterprises	$7,500,000	$5,497	$1,086	$7,504,411
Mortgage-backed securities	499,388	48,866	-	548,254
	$7,999,388	$54,363	$1,086	$8,052,665

	December 31, 2011
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Securities held to maturity:
Government sponsored enterprises	$11,511,999	$65,966	$-	$11,577,965
Mortgage-backed securities	667,049	51,366	-	718,415
	$12,179,048	$117,332	$-	$12,296,380

The Bank had $500,000 of investment securities pledged to The Senior Housing Crime Prevention Foundation (the “Foundation”) at December 31, 2012 and 2011. These securities are pledged in conjunction with the acquisition of preferred stock in the Foundation. Income from the pledged securities is used by the Foundation to maintain its operations and to contract for the operation of crime reduction and prevention programs in a senior housing facility in Brunswick County in the State of North Carolina. The Bank is required to maintain the investment in Senior Housing Crime Prevention foundation until May 23, 2013.

All other securities were pledged as collateral on public deposits, Federal Home Loan Bank advances, or for other purposes at December 31, 2012.

Investment securities available for sale with an amortized cost of $43,600 were sold during 2011. Gross proceeds were $19,111 resulting in a gross loss of $24,489. There were no sales of investment securities during 2012.

There were no securities with an unrealized loss position at December 31, 2011. The following table shows gross unrealized losses and fair values of investment securities, aggregated by investment category and length of time that the individual securities have been in a continuous unrealized loss position, at December 31, 2012. The unrealized loss relates to debt securities that have incurred fair value reductions due to higher market interest rates since the securities were purchased. The unrealized loss is not likely to reverse unless market interest rates decline to the levels that existed when the securities were purchased. Since none of the unrealized losses relate to the marketability of the securities or the issuer’s ability to honor redemption obligations, none of the securities are deemed to be other than temporarily impaired.

	Less Than 12 Months		12 Months or More		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses
December 31, 2012
Securities held to maturity:
Government sponsored enterprises	$998,914	$1,086	$-	$-	$998,914	$1,086
Total temporarily impaired securities	$998,914	$1,086	$-	$-	$998,914	$1,086

Management considers the nature of the investment, the underlying causes of the decline in market value, the severity and duration of the decline in market value and other evidence, on a security by security basis, in determining if the decline in market value is other than temporary. Management believes all unrealized losses presented in the table above to be temporary in nature.

13

Security Savings Bank, SSB and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

Note 3.	Investment Securities, continued

The amortized cost and fair values of securities held to maturity at December 31, 2012 by contractual maturity are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call obligations with or without call penalties.

A summary of scheduled maturities of securities held to maturity as of December 31, 2012 follows:

	Amortized	Fair
	Cost	Value
Due in one year or less	$543,225	$545,222
Due in one through five years	2,000,000	2,002,000
Due in five years and thereafter	5,456,163	5,505,443
	$7,999,388	$8,052,665

Note 4.	Loans Receivable and Allowance for Loan Losses

The major components of loans on the balance sheet at December 31, 2012 and 2011 are as follows (in thousands):

	2012	2011
1-4 family real estate	$62,745	$73,435
1-4 family lines of credit	24,493	27,716
Consumer lot loans	4,713	6,169
Commercial 1-4 family	20,944	29,450
Commercial non-residential	34,338	46,827
Commercial land only	7,930	12,490
Commercial construction	1,263	795
Commercial line of credit	2,968	1,956
Other non-real estate	6,019	8,165
Total gross loans	165,413	207,003
Allowance for loan losses	(6,883)	(9,162)
Total net loans	$158,530	$197,841

The allocation of the allowance for loan losses by loan components (in thousands) at December 31, 2012 is as follows:

	1-4	1-4	Consumer	Commercial	Commercial
	Family	Family	Lot	1-4	Non	Commercial	Commercial	Commercial	Other
	RE	LOC	Loans	Family	Residential	Land Only	Construction	LOC	Non RE	Total
2012
Allowance for credit losses:
Beginning balance	$1,346	$764	$1,176	$1,901	$1,283	$2,111	$202	$144	$235	$9,162
Charge-offs	(19)	-	-	(1,065)	(472)	(1,339)	-	(365)	(679)	(3,939)
Recoveries	-	-	-	17	-	206	-	31	293	547
Provision	(25)	79	(280)	721	145	114	(192)	255	296	1,113
Ending balance	$1,302	$843	$896	$1,574	$956	$1,092	$10	$65	$145	$6,883

Ending balance: individually evaluated for impairment	$649	$446	$344	$951	$303	$537	$-	$-	$32	$3,262
Ending balance: collectively evaluated for impairment	$653	$397	$552	$623	$653	$555	$10	$65	$113	$3,621

Loans Receivables:
Ending balance	$62,745	$24,493	$4,713	$20,944	$34,338	$7,930	$1,263	$2,968	$6,019	$165,413

Ending balance: individually evaluated for impairment	$7,739	$1,114	$806	$8,757	$7,411	$2,638	$-	$100	$629	$29,194
Ending balance: collectively evaluated for impairment	$55,006	$23,379	$3,907	$12,187	$26,927	$5,292	$1,263	$2,868	$5,390	$136,219

14

Security Savings Bank, SSB and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

Note 4.	Loans Receivable and Allowance for Loan Losses, continued

The allocation of the allowance for loan losses by loan components (in thousands) at December 31, 2011 is as follows:

	1-4	1-4	Consumer	Commercial	Commercial
	Family	Family	Lot	1-4	Non	Commercial	Commercial	Commercial	Other
	RE	LOC	Loans	Family	Residential	Land Only	Construction	LOC	Non RE	Total
2011
Allowance for credit losses:
Beginning balance	$1,673	$1,144	$2,293	$2,474	$1,550	$1,772	$252	$312	$800	$12,270
Charge-offs	(237)	(198)	(1,858)	(1,069)	(549)	(2,006)	-	-	(137)	(6,054)
Recoveries	4	97	199	195	70	835	41	46	141	1,628
Provision	(94)	(279)	542	301	212	1,510	(91)	(214)	(569)	1,318
Ending balance	$1,346	$764	$1,176	$1,901	$1,283	$2,111	$202	$144	$235	$9,162

Ending balance: individually evaluated for impairment	$372	$214	$229	$834	$137	$1,140	$-	$1	$25	$2,952
Ending balance: collectively evaluated for impairment	$974	$550	$947	$1,067	$1,146	$971	$202	$143	$210	$6,210

Loans Receivables:
Ending balance	$73,435	$27,716	$6,169	$29,450	$46,827	$12,490	$795	$1,956	$8,165	$207,003

Ending balance: individually evaluated for impairment	$6,754	$608	$959	$10,131	$8,487	$6,140	$-	$147	$821	$34,047
Ending balance: collectively evaluated for impairment	$66,681	$27,108	$5,210	$19,319	$38,340	$6,350	$795	$1,809	$7,344	$172,956

The following table presents impaired loans by class of loan (in thousands) as of December 31, 2012:

		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
	Investment	Balance	Allowance	Investment	Recognized
2012
With no related allowance recorded:
1-4 family real estate	$4,390	$4,657	$-	$4,585	$285
1-4 family lines of credit	308	316	-	316	-
Consumer lot loans	264	272	-	276	19
Commercial 1-4 family	2,774	3,654	-	3,583	205
Commercial non-residential	4,881	5,150	-	5,461	381
Commercial land only	1,037	2,159	-	1,087	134
Commercial construction	-	-	-	-	-
Commercial lines of credit	100	100	-	100	5
Other non-real estate	472	609	-	473	17
	14,226	16,917	-	15,881	1,046
With an allowance recorded:
1-4 family real estate	3,349	3,398	649	3,389	171
1-4 family lines of credit	806	910	446	818	20
Consumer lot loans	542	544	344	551	18
Commercial 1-4 family	5,983	6,323	951	6,185	376
Commercial non-residential	2,530	2,535	303	2,581	129
Commercial land only	1,601	1,752	537	1,674	75
Commercial construction	-	-	-	-	-
Commercial lines of credit	-	-	-	-	-
Other non-real estate	157	157	32	169	11
	14,968	15,619	3,262	15,367	800
Combined:
1-4 family real estate	7,739	8,055	649	7,974	456
1-4 family lines of credit	1,114	1,226	446	1,134	20
Consumer lot loans	806	816	344	827	37
Commercial 1-4 family	8,757	9,977	951	9,768	581
Commercial non-residential	7,411	7,685	303	8,042	510
Commercial land only	2,638	3,911	537	2,761	209
Commercial construction	-	-	-	-	-
Commercial lines of credit	100	100	-	100	5
Other non-real estate	629	766	32	642	28
	$29,194	$32,536	$3,262	$31,248	$1,846

15

Security Savings Bank, SSB and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

Note 4.	Loans Receivable and Allowance for Loan Losses, continued

The following table presents impaired loans by class of loan (in thousands) as of December 31, 2011:

		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
	Investment	Balance	Allowance	Investment	Recognized
2011
With no related allowance recorded:
1-4 family real estate	$3,070	$3,199	$-	$4,532	$124
1-4 family lines of credit	251	392	-	700	15
Consumer lot loans	335	397	-	695	19
Commercial 1-4 family	5,472	6,571	-	9,100	216
Commercial non-residential	5,639	6,035	-	8,981	355
Commercial land only	2,725	3,848	-	7,268	93
Commercial construction	-	-	-	-	-
Commercial lines of credit	-	-	-	815	-
Other non-real estate	639	817	-	714	11
	18,131	21,259	-	32,805	833
With an allowance recorded:
1-4 family real estate	3,684	3,715	372	3,160	134
1-4 family lines of credit	357	452	214	360	11
Consumer lot loans	624	809	229	1,301	34
Commercial 1-4 family	4,659	4,880	834	5,351	225
Commercial non-residential	2,848	2,855	137	2,248	172
Commercial land only	3,415	4,232	1,140	2,915	17
Commercial construction	-	-	-	-	-
Commercial lines of credit	147	147	1	133	10
Other non-real estate	182	183	25	401	27
	15,916	17,273	2,952	15,869	630
Combined:
1-4 family real estate	6,754	6,914	372	7,692	258
1-4 family lines of credit	608	844	214	1,060	26
Consumer lot loans	959	1,206	229	1,996	53
Commercial 1-4 family	10,131	11,451	834	14,451	441
Commercial non-residential	8,487	8,890	137	11,229	527
Commercial land only	6,140	8,080	1,140	10,183	110
Commercial construction	-	-	-	-	-
Commercial lines of credit	147	147	1	948	10
Other non-real estate	821	1,000	25	1,115	38
	$34,047	$38,532	$2,952	$48,674	$1,463

Nonperforming loans and impaired loans are defined differently. As such, some loans may be included in both categories, whereas other loans may only be included in one category. The aging of loans receivable as of December 31, 2012 was as follows (in thousands).

							Recorded
							Investment
						Total	> 90 Days
	30-59 Days	60-89 Days	90 Days Plus	Total		Loans	and
	Past Due	Past Due	Past Due	Past Due	Current	Receivables	Accruing
2012
1-4 family real estate	$4,851	$1,976	$1,990	$8,817	$53,928	$62,745	$229
1-4 family lines of credit	111	61	393	565	23,928	24,493	-
Consumer lot loans	65	36	185	286	4,427	4,713	-
Commercial 1-4 family	1,672	2,691	26	4,389	16,555	20,944	-
Commercial non-residential	1,134	485	593	2,212	32,126	34,338	-
Commercial land only	129	318	470	917	7,013	7,930	-
Commercial construction	-	-	-	-	1,263	1,263	-
Commercial lines of credit	-	-	-	-	2,968	2,968	-
Other non-real estate	107	3	476	586	5,433	6,019	1
Total	$8,069	$5,570	$4,133	$17,772	$147,641	$165,413	$230

16

Security Savings Bank, SSB and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

Note 4.	Loans Receivable and Allowance for Loan Losses, continued

Nonperforming loans and impaired loans are defined differently. As such, some loans may be included in both categories, whereas other loans may only be included in one category. The aging of loans receivable as of December 31, 2011 was as follows (in thousands).

							Recorded
							Investment
						Total	> 90 Days
	30-59 Days	60-89 Days	90 Days Plus	Total		Loans	and
2011	Past Due	Past Due	Past Due	Past Due	Current	Receivables	Accruing

1-4 family real estate	$158	$1,139	$1,126	$2,423	$71,012	$73,435	$-
1-4 family lines of credit	219	20	264	503	27,213	27,716	-
Consumer lot loans	149	11	224	384	5,785	6,169	-
Commercial 1-4 family	809	583	1,310	2,702	26,748	29,450	-
Commercial non-residential	2,123	913	465	3,501	43,326	46,827	-
Commercial land only	2,540	620	1,303	4,463	8,027	12,490	-
Commercial construction	-	-	-	-	795	795	-
Commercial lines of credit	-	549	-	549	1,407	1,956	-
Other non-real estate	369	17	24	410	7,755	8,165	-
Total	$6,367	$3,852	$4,716	$14,935	$192,068	$207,003	$-

Credit Quality Indicators:

The Bank has established a standard risk grading (also referred to as loan grade) system to assist management and lenders in their analysis and supervision of the loan portfolio. Loan officers assign a grade to each credit at its inception; this grade is changed as required thereafter based on the borrower’s financial condition, payment performance, and other material information.

The Bank uses the following definitions for risk ratings:

1 - Highest Credit Quality	This grade is reserved for loans secured by cash collateral on deposit with no risk of principal deterioration.

2 - High Credit Quality	This grade is reserved for loans secured by readily marketable collateral, or loans within guidelines to borrowers with liquid financial statements. A liquid financial statement is generally a financial statement with substantial liquid assets, particularly relative to the debts. These loans have excellent sources of repayment, with no significant identifiable risk of collection, and conform in all respects to Bank policy, guidelines, underwriting standards, and Federal and State regulations (no exceptions of any kind).

3 - High Satisfactory Credit Quality	This grade is reserved for the Bank’s top quality loans. These loans have excellent sources of repayment, with no significant identifiable risk of collection, and they conform to Bank policy, conform to underwriting standards, and conform to product guidelines.

4 - Satisfactory Credit Quality	This grade is given to acceptable loans. These loans have adequate sources of repayment, with little identifiable risk of collection.

5 - Low Satisfactory Credit Quality	This grade is given to acceptable loans that show signs of weakness in either adequate sources of repayment or collateral but have demonstrated mitigating factors that minimize the risk of delinquency or loss.

17

Security Savings Bank, SSB and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

Note 4.	Loans Receivable and Allowance for Loan Losses, continued

Credit Quality Indicators, continued

6 - Special Mention	Special mention loans include the following characteristics:

•	Loans within guidelines tolerances or with exceptions of any kind that have not been mitigated by other economic or credit factors.
•	Extending loans that are currently performing satisfactorily but with potential weaknesses that may, if not corrected, weaken the asset or inadequately protect the Bank’s position at some future date. Potential weaknesses are the result of deviations from prudent lending practices.
•	Loans where adverse economic conditions that develop subsequent to the loan origination that don’t jeopardize liquidation of the debt but do substantially increase the level of risk may also warrant this rating.

7 - Substandard	A substandard loan is inadequately protected by the current sound net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans classified as substandard must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt; they are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

Such loans are not longer considered to be adequately protected due to the borrower’s declining net worth, lack of earnings capacity, declining collateral margins and/or unperfected collateral positions. A possibility of loss of a portion of the loan balance cannot be ruled out. The repayment ability of the borrower is marginal or weak and the loan may have exhibited excessive overdue status or extensions and/or renewals.

8 - Doubtful	Loans classified Doubtful have all the weaknesses inherent in loans classified Substandard, plus the added characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions, and values highly questionable and improbably. However, these loans are not yet rated as loss because certain events may occur which would salvage the debt.

The ability of the borrower to service the debt is extremely weak, overdue status is constant, the debt has been place on non-accrual status, and no definite repayment schedule exists. Doubtful is a temporary grade where a loss is expected but is presently not quantified with any degree of accuracy. Once the loss position is determined, the amount is charged off.

9 - Classified Loss	Loans classified Loss are considered uncollectable and of such little value that their continuance as bankable assets is not warranted. This classification does not mean that the asset has absolutely no recovery or salvage value, but rather that it is not practical or desirable to defer writing off this worthless loan even though partial recovery may be effected in the future.

18

Security Savings Bank, SSB and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

Note 4.	Loans Receivable and Allowance for Loan Losses, continued

					Doubtful
	Total	Pass Credits	Special Mention	Substandard	or Loss
December 31, 2012
1-4 family real estate	$62,745	$51,500	$2,448	$8,797	$-
1-4 family lines of credit	24,493	18,053	3,908	2,532	-
Consumer lot loans	4,713	2,969	891	853	-
Commercial 1-4 family	20,944	7,228	2,774	10,942	-
Commercial non-residential	34,338	18,844	5,014	10,480	-
Commercial land only	7,930	2,163	2,567	3,200	-
Commercial construction	1,263	1,254	9	-	-
Commercial lines of credit	2,968	2,691	137	140	-
Other non-real estate	6,019	4,368	491	1,160	-
Total	$165,413	$109,070	$18,239	$38,104	$-

	100%	66%	11%	23%	-%

					Doubtful
	Total	Pass Credits	Special Mention	Substandard	or Loss
December 31, 2011
1-4 family real estate	$73,435	$61,525	$3,939	$7,971	$-
1-4 family lines of credit	27,716	24,129	2,246	1,341	-
Consumer lot loans	6,169	4,322	955	892	-
Commercial 1-4 family	29,450	10,391	6,780	12,279	-
Commercial non-residential	46,827	29,132	7,043	10,652	-
Commercial land only	12,490	2,940	2,865	6,685	-
Commercial construction	795	795	-	-	-
Commercial lines of credit	1,956	1,757	99	100	-
Other non-real estate	8,165	6,406	679	1,080
Total	$207,003	$141,397	$24,606	$41,000	$-

	100%	68%	12%	20%	-%

Nonaccrual Loans (in thousands)

The loans in nonaccrual status as of December 31, 2012 and 2011, are as follows:

	2012	2011

1-4 family real estate	$3,249	$4,675
1-4 family lines of credit	645	-
Consumer lot loans	273	517
Commercial 1-4 family	1,046	4,724
Commercial non-residential	1,823	-
Commercial land only	1,145	404
Other non-real estate	503	611
Total	$8,684	$10,931

19

Security Savings Bank, SSB and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

Note 4.	Loans Receivable and Allowance for Loan Losses, continued

Trouble Debt Restructuring

During the year ended December 31, 2012, the Bank modified 32 loans that were considered to be troubled debt restructurings and extended the terms for 9 of these loans. The interest rate was lowered for 26 loans.

The following table is a summary of information related to loan modifications considered to be troubled debt restructurings during 2012:

Modifications

As of December 31, 2012

	2012
			Post-
		Pre-Modification	Modification
		Outstanding	Outstanding
(Dollars in thousands)	Number	Recorded	Recorded
	of Contracts	Investment (1)	Investment (1)
Troubled Debt Restructurings
1-4 family real estate	6	$529	$529
1-4 family line of credit	1	197	197
Commercial 1-4 family	9	3,896	3,896
Commercial non-residential	9	2,872	2,872
Commercial land only	5	938	938
Other non-real estate	2	106	106
	32	$8,538	$8,538

(1)        Recorded investment includes unpaid active principal outstanding, accrued interest, late charges and unearned deferred cost.

As of December 31, 2012, the Bank had a total of $24,138,871 in loans that were considered to be troubled debt restructurings of which $5,131,354 were on nonaccrual.

20

Security Savings Bank, SSB and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

Note 4.	Loans Receivable and Allowance for Loan Losses, continued

Trouble Debt Restructuring

During the year ended December 31, 2011, the Bank modified 43 loans that were considered to be troubled debt restructurings and extended the terms for 5 of these loans. The interest rate was lowered for 29 loans and another type of concession was made for 9 of these loans.

The following table is a summary of information related to loan modifications considered to be troubled debt restructurings during 2011:

Modifications

As of December 31, 2011

	2011
			Post-
		Pre-Modification	Modification
		Outstanding	Outstanding
(Dollars in thousands)	Number	Recorded	Recorded
	of Contracts	Investment (1)	Investment (1)
Troubled Debt Restructurings
1-4 family real estate	11	$1,373	1,373
Commercial 1-4 family	11	4,726	4,726
Commercial non-residential	7	3,332	3,332
Commercial land only	7	4,696	4,696
Commercial lines of credit	1	100	100
Other non-real estate	6	470	470
	43	$14,697	$14,697

(1)      Recorded investment includes unpaid active principal outstanding, accrued interest, late charges and unearned deferred cost.

As of December 31, 2012, the Bank had a total of $28,036,369 in loans that were considered to be troubled debt restructurings of which $7,319,878 were on nonaccrual.

During the years ended December 31, 2012 and 2011, there were no loans that had previously been restructured within the previous twelve months that were in default. Restructured loans are deemed to be in default if payments in accordance with the modified terms are not received within ninety days of the payment due date.

In the determination of the allowance for loan losses, management considers troubled debt restructurings to be impaired until the borrower proves collectability is likely based on payments received.

21

Security Savings Bank, SSB and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

Note 5.	Premises and Equipment

Premises and equipment at December 31, 2012 and 2011 are summarized as follows:

	2012	2011
Land and improvements	$3,969,084	$4,200,203
Buildings and improvements	9,326,422	10,169,771
Furniture, fixtures and equipment	4,614,614	4,677,728
	17,910,120	19,047,702
Less accumulated depreciation	6,312,269	6,304,134
	$11,597,851	$12,743,568

Depreciation amounting to $578,995 in 2012 and $657,574 in 2011 is included in occupancy expense.

During 2012, $623,000 of real estate was transferred from premises and equipment to real estate held for sale. During 2011, $1.1 million of real estate was transferred from premises and equipment to real estate held for sale. During 2012, the Bank removed several fully depreciated assets with a value of zero out of premises and equipment. Also during 2011, the Bank also transferred $769,000 from other real estate owned to land and improvements to use for Bank purposes.

Note 6.	Leases

The Bank leases the property for its banking office located in Whiteville, North Carolina. Rent expense related to this lease was $11,500 during 2012 and $36,000 during 2011. This lease terminated on March 31, 2012.

Note 7.	Other Real Estate Owned

Transactions in other real estate for the years ended December 31, 2012 and 2011 are summarized below:

	2012	2011
Balance, beginning of year	$17,195,398	$12,676,554
Additions	3,972,868	10,953,375
Capital improvements	-	6,325
Sales	(6,480,492)	(3,142,813)
Writedowns	(4,386,646)	(2,528,821)
Transfer to premises and equipment	-	(769,222)
Balance, end of year	$10,301,128	$17,195,398

Note 8.	Deposit Accounts

A summary of certificate of deposit accounts by maturity as of December 31, 2012 follows:

2013	$72,878,042
2014	13,047,713
2015	8,687,805
2016	5,011,547
2017 and thereafter	1,608,321
$101,233,428

The amount of certificates of deposit of $100,000 or more as of December 31, 2012 and 2011 was $42,124,990 and $66,833,198, respectively.

22

Security Savings Bank, SSB and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

Note 9.	Federal Home Loan Bank Advances

Advances outstanding from the Federal Home Loan Bank of Atlanta totaled $45 million at December 31, 2012 and 2011. Advances on this line consisted of the following at December 31, 2012 and 2011:

Maturing Date	Interest Rate	Balance
		2012	2011

February 13, 2013	3.58%	$5,000,000	5,000,000
February 3, 2015	3.86%	9,000,000	9,000,000
June 24, 2015	3.71%	1,000,000	1,000,000
May 4, 2017	4.71%	5,000,000	5,000,000
June 5, 2017	4.93%	5,000,000	5,000,000
July 25, 2017	5.00%	10,000,000	10,000,000
September 11, 2017	3.71%	10,000,000	10,000,000
		$45,000,000	$45,000,000

The weighted average interest rate of these advances at December 31, 2012 and 2011 was 4.26%.

At December 31, 2012 and 2011, the Bank had entered into a security agreement with a blanket floating lien pledging all of its qualifying real-estate loans to secure actual or potential borrowings. Under the agreement with the FHLB, the Bank must have collateral, free of encumbrances, with unpaid principal balances at least equal to, when discounted at 75% of the unpaid principal balances, 100% of the Bank’s total advances outstanding from the FHLB.

Note 10.	Income Taxes

Current and Deferred Income Tax Components

Income taxes charged to operations for the years ended December 31, 2012 and 2011 consist of the following components:

	2012	2011
Current:
Federal	$-	$200,890
State	(4,059)	-
	(4,059)	200,890

Deferred:
Federal	(2,912,579)	116,828
State	(346,543)	15,648
Change in valuation allowance	3,259,122	(141,537)
	-	(9,061)
	$(4,059)	$191,829

23

Security Savings Bank, SSB and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

Note 10.	Income Taxes, continued

Deferred Income Tax Analysis

The components of the net deferred tax asset as of December 31, 2012 and 2011 are as follows:

	2012	2011
Deferred income tax assets
Bad debt reserve	$2,653,748	$3,532,489
Reserve on other real estate owned	2,678,507	2,073,179
Net operating loss and AMT credit carryforward	10,551,555	6,939,689
Accrued employee benefits	347	33,096
Deferred compensation	48,047	63,033
Nonaccrual loan interest	120,992	120,992
Unrealized depreciation on securities available for sale	-	7,911

Deferred income tax assets	16,053,196	12,770,389
Valuation allowance	(15,476,833)	(12,217,711)
Total net deferred tax assets	576,363	552,678
Deferred income tax liabilities
Accumulated depreciation	(252,900)	(256,037)
FHLB stock dividends	(217,625)	(217,625)
Prepaid expenses	(59,402)	(32,580)
Deferred gain resulting from like-kind exchange	(46,436)	(46,436)
Deferred income tax liabilities	(576,363)	(552,678)
Net deferred income tax asset	$-	$-

Deferred tax assets represent the future tax benefit of deductible differences and, if it is more likely than not that a tax asset will not be realized, a valuation allowance is required to reduce the recorded deferred tax assets to net realizable value. As of December 31, 2012 and 2011, management has determined that a valuation allowance is needed for the deferred tax assets that may not be realized. Net deferred tax assets are recorded in other assets on the Bank’s statements of financial condition.

Rate Reconciliation

A reconciliation of income taxes computed at the statutory federal income tax rate (34%) to the income tax expense follows:

	2012	2011
Income taxes at the federal statutory rate	$(2,533,218)	$(450,282)
State income taxes, net of federal tax effect	(228,718)	22,911
Tax exempt interest	(42,784)	(39,795)
Tax exempt life insurance	(19,182)	(67,885)
Surrender of tax exempt life insurance	-	890,849
Change in valuation allowance	3,259,122	(141,537)
Other, net	(439,279)	(22,432)
	$(4,059)	$191,829

The Bank has Federal net operating loss carryovers of approximately $26.1 million that will expire, if unused, beginning in 2029 and North Carolina net economic loss carryovers of approximately $35.3 million which will expire, if unused, beginning in 2024. Tax returns for 2009 through 2011 are open to examination by the taxing authorities.

24

Security Savings Bank, SSB and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

Note 11.	Employee Benefit Plans

The Bank has a 401 (k) contribution plan which covers substantially all employees. The employer may contribute 50% of the employee’s first 6% of salary reduction contribution. Profit sharing contributions are at the discretion of the Board. There were no salary-based contributions or salary provisions to the plan in 2012 or 2011.

Certain officers and directors of the Bank had deferred compensation agreements which were to provide retirement benefits for up to ten years following retirement. During 2011, all but two participants forfeited future benefits from the agreements resulting in income of $2,382,174 during 2011. The liability for the remaining agreements totaled $124,623 and $163,493 at December 31, 2012 and 2011, respectively. Expenses provided under this plan totaled $3,130 and $53,551 for the years ended December 31, 2012 and 2011, respectively.

The Bank invests in life insurance as a means to help offset costs associated with the various employee and director benefit plans as income earned on these policies may be used, at the Bank’s sole discretion, to fund the benefits payable under the plans. During 2011, the Bank surrendered $7.9 million of the life insurance. As of December 31, 2012 and 2011, cash surrender values from the life insurance policies totaled $1.5 million and $1.4 million, respectively.

Note 12.	Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by the Federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements.

On July 28, 2010, the Bank entered into a Consent Order (“Order”) with the FDIC. The Order seeks to enhance the Bank’s existing practices and procedures in the areas of management oversight, strategic and capital planning, credit risk management, credit underwriting, liquidity, funds management, and information technology.

In response, the Bank has set up a compliance committee of its board to oversee management’s response to all sections of the Order and the hiring of consultants as needed. The committee also monitors adherence to deadlines for submission of information required under the Order. While there is more work to do, the Bank believes that it is in substantial compliance with the terms of the Order, other than as relates to capital ratios.

In connection with the Order, the Bank has developed a capital plan and has worked with various advisors and consultants on strategies to increase capital. Other actions include strategies to increase liquidity, limit asset growth, reduce dependence on brokered deposits and restructure other funding sources. The capital plan has been filed with the FDIC outlining plans for maintaining required levels of regulatory capital.

In addition, the FDIC has established Individual Minimum Capital Ratio levels of tier 1 and total capital for the Bank of at least 8.0% and 10.0% respectively, that are higher than the minimum and well capitalized ratios applicable to all banks. The Bank was not in compliance with these ratios at December 31, 2012 or 2011.

25

Security Savings Bank, SSB and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

Note 12.	Regulatory Matters, continued

A summary of the Bank’s actual capital components, those required for capital adequacy and those to be considered well capitalized under the Order at December 31, 2012 and 2011, follows (in thousands):

					Minimum
			Minimum for		To Be Well
			Capital Adequacy		Capitalized Under
	Actual		Purposes		Consent Order
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2012
Total capital (to risk- weighted assets)	$8,123	5.3%	$12,246	8.0%	$15,308	10.0%
Tier 1 capital (to risk- weighted assets)	$6,148	4.0%	$6,123	4.0%	n/a	n/a
Tier 1 capital (to average assets)	$6,148	2.4%	$10,191	4.0%	$20,383	8.0%

December 31, 2011
Total capital (to risk- weighted assets)	$16,018	8.3%	$15,508	8.0%	$19,385	10.0%
Tier 1 capital (to risk- weighted assets)	$13,595	7.0%	$7,754	4.0%	n/a	n/a
Tier 1 capital (to average assets)	$13,595	4.3%	$12,659	4.0%	$25,319	8.0%

Note 13.	Off-Balance Sheet Risk

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The contract or notional amounts of these instruments reflect the extent of involvement the Bank has in particular classes of financial instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on balance sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of conditions established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank, upon extension of credit is based on management’s credit evaluation of the borrower. Collateral obtained varies, but may include real estate, stocks, bonds, and certificates of deposit.

A summary of the contract amounts of the Bank’s exposure to off-balance sheet risk as of December 31, 2012 and 2011 is as follows (in thousands):

	2012	2011

Financial instruments whose contract amounts represent credit risk:
Commitments to extend credit	$2,483	$3,140
Undisbursed construction loans	913	1,140
Undisbursed lines and standby letters of credit	17,175	20,308

26

Security Savings Bank, SSB and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

Note 14.	Fair Values

Financial instruments include cash and due from banks, federal funds sold, interest-earning deposits with banks, restricted cash, investment securities, loans, stock in the Federal Home Loan Bank of Atlanta, Bank-owned life insurance, deposit accounts, advances from the Federal Home Loan Bank, and accrued interest. Fair value estimates are made at a specific moment in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank’s entire holdings of a particular financial instrument. Because no active market readily exists for a portion of the Bank’s financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and Due from Banks, Federal Funds Sold, Interest-Earning Deposits with Banks, and Restricted Cash

The carrying amounts for cash and due from banks, federal funds sold, interest-earning deposits with banks, and restricted cash approximate fair value because of the short maturities of those instruments.

Investment Securities

Fair value for investment securities equals quoted market price if such information is available. If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors such as credit loss assumptions.

Loans

For certain homogenous categories of loans, such as residential mortgages, fair value is estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

Stock in the Federal Home Loan Bank of Atlanta

The fair value for FHLB stock is its carrying value, since this is the amount for which it could be redeemed. There is no active market for this stock, and the Bank is required to maintain a minimum balance based on the unpaid principal of home mortgage loans.

Bank-owned Life Insurance

The carrying value of life insurance approximates fair value because this investment is carried at cash surrender value, as determined by the insurer.

Deposits

The fair value of demand deposits is the amount payable on demand at the reporting date. The fair value of time deposits is estimated using the rates currently offered for instruments of similar remaining maturities.

27

Security Savings Bank, SSB and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

Note 14.	Fair Values, continued

Advances from the Federal Home Loan Bank

The fair value of these advances is based upon the discounted present value using current rates at which borrowings of similar maturity could be obtained.

Accrued Interest

The carrying amount of accrued interest approximates fair value.

Financial Instruments with Off-Balance Sheet Risk

With regard to financial instruments with off-balance sheet risk discussed in Note 13, it is not practicable to estimate the fair value of future financing commitments.

The carrying amounts and estimated fair values of the Bank’s financial instruments, none of which are held for trading purposes, are as follows at December 31, 2012 and 2011 (in thousands):

	December 31, 2012		December 31, 2011
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value
Financial Assets
Cash and due from banks	$671	$671	$1,310	$1,310
Interest-earning deposits with banks	35,117	35,117	59,796	59,796
Restricted cash	10,282	10,282	1,581	1,581
Investment securities held to maturity	7,999	8,053	12,179	12,296
Loans, net	158,530	166,306	197,841	205,053
Stock in the Federal Home Loan Bank of Atlanta	2,490	2,490	3,052	3,052
Accrued interest receivable	762	762	978	978
Bank-owned life insurance	1,482	1,482	1,379	1,379

Financial Liabilities
Deposits	189,138	190,151	249,989	252,046
Advances from the Federal Home Loan Bank	45,000	50,749	45,000	49,992
Accrued interest payable	246	246	251	251

Measuring Assets and Liabilities at Fair Value

Generally accepted accounting principles related to fair value measurements and disclosures provide a framework for measuring and disclosing fair value under generally accepted accounting principles. It requires disclosures about the fair value of assets and liabilities recognized in the balance sheet in periods subsequent to initial recognition, whether the measurements are made on a recurring basis (for example, available for sale investment securities) or on a nonrecurring basis (for example, impaired loans).

The guidance defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The guidance also establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

28

Security Savings Bank, SSB and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

Note 14.	Fair Values, continued

Fair Value Hierarchy

Generally accepted accounting principles related to fair value measurements and disclosures establish three levels of inputs that may be used to measure fair value:

Level 1	Valuation is based upon quoted prices for identical instruments traded in active markets.

Level 2	Valuation is based upon quoted prices for similar instruments traded in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market.

Level 3	Valuation is generated from model-based techniques that use at least one significant assumption not observable in the market. These unobservable assumptions reflect estimates of assumptions that market participants would use in pricing the asset or liability. Valuation techniques include the use of option pricing models, discounted cash flow models and similar techniques.

Loans

The Bank does not record loans at fair value on a recurring basis. From time to time, a loan is considered impaired. Loans which are deemed to be impaired are valued according to accounting guidance for receivables. The fair value of impaired loans is estimated using one of several methods, including collateral value, liquidation value, and discounted cash flows. When the fair value of collateral is based on an observable market price or a current appraised value, the Bank records the impaired loan as Level 2. If the fair value of the loan is based on criteria other than observable market prices or current appraised value, the loan is recorded as Level 3.

Foreclosed Assets

Foreclosed assets are adjusted to fair value upon transfer of the loans to foreclosed assets.  Foreclosed assets are carried at the lower of the carrying value or fair value.  Fair value is based upon independent observable market prices or appraised values of the collateral, which the Bank considers to be level 2 inputs. When the appraised value is not available or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market price, the Bank records the foreclosed asset as nonrecurring Level 3.

Assets and Liabilities Recorded at Fair Value on a Recurring Basis

There were no assets or liabilities carried at fair value on a recurring basis at December 31, 2012 and 2011.

29

Security Savings Bank, SSB and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

Note 14.	Fair Values, continued

Assets and Liabilities Recorded at Fair Value on a Non-Recurring Basis

The Bank may be required from time to time to measure certain assets at fair value on a nonrecurring basis in accordance with U.S. generally accepted accounting principles. These include assets that are measured at the lower of cost or market that were recognized at fair value below cost at the end of the period. Assets carried at fair value on a nonrecurring basis are included in the table below.

	Total	Level 1	Level 2	Level 3

December 31, 2012
Impaired loans, net of specific reserves	$25,931,526	$-	$25,931,526	$-
Other real estate owned	10,301,128	-	10,301,128	-
Real estate held for sale	1,767,648	-	1,767,648	-
Total assets at fair value	$38,000,302	$-	$38,000,302	$-

December 31, 2011
Impaired loans, net of specific reserves	$19,429,264	$-	$19,429,264	$-
Other real estate owned	17,195,398	-	17,195,398	-
Real estate held for sale	1,144,691	-	1,144,691	-
Total assets at fair value	$37,769,353	$-	$37,769,353	$-

The Bank has no liabilities carried at fair value or measured at fair value on a nonrecurring basis.

Note 15.	Legal Contingencies

The Bank is party to various legal actions normally associated with financial institutions, the aggregate effect of which, in management’s opinion, would not be material to the financial condition or results of operations of the Bank.

Note 16.	Going Concern Considerations

As shown in Note 12, at December 31, 2012, the Bank did not meet minimum regulatory capital requirements to be considered well capitalized and the Bank is currently significantly undercapitalized. The Bank has incurred significant net losses for the past three years as levels of nonperforming assets in relation to total assets have remained high. These factors create an uncertainty about the Bank’s ability to continue as a going concern.

On July 8, 2010, Security Savings Bank’s Board of Directors executed a Stipulation to the Issuance of a Consent Order (the “ORDER”) that was accepted by the NC Commissioner of Banks and the FDIC (collectively, “Supervisory Authorities”). The ORDER became effective July 28, 2010. Pursuant to the ORDER the Bank agreed with the Supervisory Authorities to, within 90 days of the ORDER, have Tier 1 Capital of at least 8% of total assets (exclusive of the Bank’s allowance for loan losses) and Total Risk Based Capital of at least 10% as that Risk Based Capital Ratio is described in the FDIC Statement of Policy on Risk-Based Capital contained in Appendix A to Part 325 of the FDIC Rules and Regulations, 12 C.F.R. Part 325, Appendix A. Thereafter during the life of the ORDER, the Bank is required to maintain a Tier 1 Capital ratio to equal or exceed 8.0% of the Bank’s total assets and a Total Risk Based Capital ratio to equal or exceed 10.0%. On December 31, 2012, the Bank’s Tier 1 Capital ratio was 2.4% and Total Risk Based Capital ratio was 5.3%.

30

Security Savings Bank, SSB and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

Note 16.	Going Concern, continued

As a mutual institution, the Bank is limited in its means of raising additional capital except through conversion to a stock institution. Management of the Bank has explored this possibility with its investment banker, legal counsel and other professional consultants and determined that a community based stock offering is unlikely to be successful in the current economic environment. Additionally, the Bank is considering other strategic options such as merger with a stronger institution.

On April 16, 2013, the Board of Directors approved a business plan to implement an energetic approach to disposing of nonperforming assets as the Bank seeks partnership opportunities. However the Bank intends to consider its capital levels and its projected budget in correlation with this approach. During 2013, the Bank plans to continue to implement strategies that will achieve an overall shrinkage of total assets in an effort to maintain capital at viable levels. The Bank has also placed for sale some of its excess properties in an effort to improve its capital position. Further actions may be necessary and will certainly be considered if these do not yield sufficient results.

The ability of the Bank to continue as a going concern is dependent on management’s ability to develop an operational plan resulting in Tier 1 and Total Risk Based Capital ratios that may be tolerated by the Supervisory Authorities while management continues in its efforts to find a permanent solution. There is no guarantee these efforts will be successful and if these efforts are unsuccessful and the Bank’s capital levels continue to decline, the Bank may be placed into receivership with the Federal Deposit Insurance Corporation. Therefore, there is substantial doubt about the Bank’s ability to continue as a going concern. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future, and does not include any adjustments that might be necessary if the Bank is unable to continue as a going concern.

Note 17.	Subsequent Events

In January 2013, the Bank executed a sale of the Liberty Branch to an acquiring institution. The transaction to sell the Liberty branch includes assumptions of deposits by the acquiring institution of $5,023,336 as well as the purchase of the building and fixed assets of the Liberty Branch in the amount of $1,141,627. The sale of the Liberty Branch resulted in a gain of $33,248.

In March 2013, the Bank sold a closed branch that is included within real estate held for sale, as presented on the balance sheet, which resulted in a net gain of $233,359.

31